Exhibit 11

Earnings per share computations
(In 000's except share data)
                                                       Three Months ended
                                                         March 31, 1998
                                               Loss         Shares     Per share
                                            (Numerator)  (Denominator)   amounts
Basic EPS
Net loss applicable to common shares          $(1,115)       9,155       $(0.12)
                                                                         ======

Effect of Dilutive Securities (a)
Stock options
Warrants
Convertible preferred stock dividends                           --
                                               -------      ------
Diluted EPS
Net loss applicable to common shares
   with assumed exercises and conversions     $(1,115)       9,155       $(0.12)
                                              =======        =====       ======


                                                       Nine Months ended
                                                         March 31, 1998
                                               Loss         Shares     Per share
                                            (Numerator)  (Denominator)   amounts
Net loss before extraordinary item           $(16,261)       9,130       $(1.77)
Less: Special stock dividends and redemption
    premium on Series B Special Stock         (19,710)       9,130        (2.15)

Basic EPS
Net loss before extraordinary item           $(35,971)       9,130       $(3.92)
Extraordinary loss                            (42,033)       9,130        (4.62)
                                              -------                      -----
Net loss applicable to common shares         $(78,004)       9,130       $(8.54)
                                             ========                    ======

Effect of Dilutive Securities (a)
Stock options                                                  --
Warrants                                                       --
Convertible preferred stock                                    --
                                              -------       ------
Diluted EPS
Net loss applicable to common shares
   with assumed exercises and conversions    $(78,004)       9,130       $(8.54)
                                             ========        =====       ======

(a) Effect would be anti-dilutive for these periods.
cont.



                                                      Three Months ended
                                                         March 31, 1999
                                               Loss         Shares     Per share
                                            (Numerator)  (Denominator)   amounts
Basic EPS
Income applicable to common shares               $761        9,742        $0.08

Effect of Dilutive Securities
Stock options                                                    5
Warrants                                                        --
Convertible preferred stock dividends                           --
                                                -----       ------
Diluted EPS
Net income applicable to Common Shares
   with assumed exercises and conversions        $761        9,747        $0.08
                                                 ====        =====        =====


                                                       Nine Months ended
                                                         March 31, 1999
                                               Loss         Shares     Per share
                                            (Numerator)  (Denominator)   amounts
Basic EPS
Loss applicable to shareholders              $(12,096)       9,651       $(1.25)

Effect of Dilutive Securities (a)
Stock options                                                  --
Warrants                                                       --
Convertible preferred stock dividends                          --
                                              -------      ------
Diluted EPS
Loss applicable to common shares
   with assumed exercises and conversions    $(12,096)       9,651       $(1.25)
                                             ========        =====       ======

(a) Effect would be anti-dilutivee for these periods.

cont.

The following securities were in-the-money as of the period end but were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented:

                                     For the three            For the nine
                                 months ended March 31,   months ended March 31,
                                    1998      1999           1998      1999
                                    (in 000s)

  Stock options                     1,242      N/A          1,242       46
  Warrants                           642        -             571        -
  Convertible Preferred Stock          -        -               -        -
                                   -----     ----           -----      ---
                                   1,884      N/A           1,813       46
                                   =====     ====           =====      ===

  Adjusted for application
    of the treasury stock method     699      N/A             567        5
                                    ====     ====            ====      ===

Under the treasury stock method, the assumed net proceeds from the exercise of the weighted average number of common stock equivalents outstanding during the period are assumed to be used to repurchase common stock at its average market price during the period. Such repurchase of common stock reduces the dilutive effect of the common stock equivalents.